Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 23, 2020 (except for the reverse stock split described in Note 11, as to which the date is September 21, 2020), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-248628) and related Prospectus of Prelude Therapeutics Incorporated dated September 21, 2020.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

September 21, 2020